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                                                                    EXHIBIT 23.2

                   Consent of Independent Public Accountants
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our report included herein and to all references to our Firm included in or made a part of this registration statement.



                                               ARTHUR ANDERSEN & CO.



Memphis, Tennessee
April 12, 1994